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                                                                   Exhibit 3(i)



                       AMENDED ARTICLES OF INCORPORATION

                                       OF

                               HUFFY CORPORATION

FIRST:  The name of the corporation is HUFFY CORPORATION.

SECOND: The principal office of the corporation in Ohio is located at 225 Byers Road, Miamisburg, Ohio 45342.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH:  SECTION 1.  NUMBER, CLASSES AND DESIGNATION OF SHARES.

     The corporation shall have authority to issue Cumulative Preferred Stock, with a par value of $1.00 ("Preferred Stock") and Common Stock, with a par value of $1.00 ("Common Stock"), as follows:

          (a) The maximum number of shares of Preferred Stock which the corporation is authorized to issue is 1,000,000 shares.

          (b) The maximum number of shares of Common Stock which the corporation is authorized to issue is 60,000,000 shares.

SECTION 2.  TERMS AND PROVISIONS OF PREFERRED STOCK.

     The express terms of Preferred Stock are as follows:

          (a) The Preferred Stock may be issued from time to time in one or more series as determined by the Board of Directors. All shares of Preferred Stock shall be of equal rank and shall be identical, except in respect of the particulars that may be fixed and determined by the Board of Directors as hereinafter provided, and each share of each series shall be identical in all respects with all other shares of such series, except as to the date from which dividends are cumulative. Subject to the provisions of clauses
     (b) to (1), inclusive, of this Section, which provisions shall apply to all Preferred Stock, the Board of Directors is hereby empowered to cause the Preferred Stock to be issued in one or more series and with respect to each such series prior to the issuance thereof to fix and determine:

               i) the designation of the series, which may be by distinguishing number, letter or title;

               ii) the number of shares of the series, which (except as otherwise provided by the Board of Directors in creating the series) may be increased or decreased (but not below the num-


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          ber of shares thereof outstanding) by like action of the Board of
          Directors;

               iii) the annual dividend rate of the series;

               iv) the dates on which dividends, if declared, shall be payable, and the dates from which such dividends shall be cumulative;

               v) the redemption rights and price or prices, if any, for shares of the series;

               vi) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation;

               vii) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

               viii) whether the shares of the series shall be convertible into Common Stock or other securities and, if so, the conversion price or prices and the adjustments thereof, if any, and all other terms and conditions upon which such conversion may be made;

               ix) restrictions (in addition to those set forth in this Section) on the issuance of shares of the same series or of any other class or series;

               x) voting rights which may be full, limited or denied, except as otherwise required by law or the provisions of this Section 2.

     The Board of Directors is authorized to adopt from time to time amendments to the Amended Articles of Incorporation of the corporation fixing and determining with respect to each such series the matters specified in subclauses (i) to (x), inclusive, of this clause (a).

          (b) The holders of Preferred Stock of each series shall be entitled to receive, and the corporation shall be bound to pay thereon, but only as and when declared by the Board of Directors, out of funds legally available for the payment thereof, cumulative cash dividends at the annual rate fixed by the Board of Directors for such series as herein authorized, and no more, payable quarterly on the dates fixed by the Board of Directors for such series as herein authorized. Such dividends shall be cumulative and shall be deemed to accrue from day to day regardless of whether or not the corporation shall have funds legally available for the payment of such dividends. Such dividends shall be cumulative and shall commence to accrue on each share of each particular series:

               i) from such date, if any, as may be fixed for such series by the Board of Directors as herein authorized; or

               ii) if no such date is fixed and if such share was issued in the period following a dividend record date fixed for the series of which it is a part and up to and including the dividend payment date for which such record was taken, then from such last mentioned date; or

               iii) otherwise from the dividend payment date next preceding the date of issue of such share, or if such share was issued on a dividend payment date, from such last mentioned date.

     Dividends may not be paid on the Preferred Stock of any one series for any dividend period unless dividends have been paid, or declared and set apart for payment, on the Preferred Stock of all series for all dividend periods terminating on the same or an earlier date.

     In no event, so long as any Preferred Stock remains outstanding, shall any dividend, except a dividend payable in Common Stock or other shares ranking junior to the Preferred Stock, be declared or paid upon, nor shall any distribution be made or ordered except as aforesaid in respect of, the Common Stock or any other shares ranking junior to the Preferred Stock, nor shall any moneys be set aside for or applied to the purchase or redemption (through a sinking fund or otherwise) of shares of Common Stock or of any other shares ranking junior to the Preferred Stock, unless (i) all dividends on the Preferred Stock of all series for all past quar-

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     terly dividend periods shall have been paid and the full dividend on all outstanding shares of Preferred Stock of all series for the then quarterly dividend period shall have been paid or declared and set apart for payment, and (ii) the corporation shall have set aside all amounts, if any, theretofore required to be set aside as and for sinking funds, if any, for the Preferred Stock of all series for the then current year, and all defaults, if any, in complying with any such sinking fund requirement in respect of previous years shall have been made good.

          (c) The corporation, at the option of the Board of Directors, may at any time redeem the whole, or from time to time may redeem any part, of the Preferred Stock or any series (one or more) thereof at such time or times, or within such periods, as may be fixed by the Board of Directors for the particular series as herein authorized, by paying therefor in cash the amount fixed by the Board of Directors for such series as herein authorized, such sum being hereinafter in this clause (c) referred to as the "redemption price"; provided, however, that less than all of the Preferred Stock may be redeemed only after full cumulative dividends upon the Preferred Stock then outstanding shall have been paid for all past quarterly dividend periods and after or concurrently with making payment of, or declaring or setting apart for payment, the full dividend on all outstanding shares of Preferred Stock for the then current quarterly dividend period. If less than all of the outstanding shares of Preferred Stock are to be called for redemption, redemption may be made of the whole or any part of the outstanding shares of any one or more series thereof, in the discretion of the Board of Directors, and if less than all of the outstanding shares of any series of the Preferred Stock are to be redeemed, the shares of such series to be redeemed shall be selected by whichever of the following methods the Board of Directors shall choose: by lot or pro rata in such manner as may be prescribed by resolution of the Board of Directors. Not more than sixty (60) days and not less than thirty (30) days prior to the redemption date, notice of the proposed redemption shall be mailed to the holders of record of the Preferred Stock to be redeemed, such notice to be addressed to each such stockholder at his or her last known post office address shown on the records of the corporation, and the time of mailing such notice shall be deemed to be the time of the giving thereof. On or after the date of redemption stated in such notice (sometimes referred to in this clause (c) as the "redemption date"), each holder of Preferred Stock called for redemption shall surrender his or her certificates for such stock to the corporation at the place designated in such notice and shall thereupon be entitled to receive payment of the redemption price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been given as aforesaid, and if on or before the redemption date funds necessary for the redemption shall have been set aside so as to be and continue available therefor, then, notwithstanding that the certificates representing any shares of
     Preferred Stock so called for redemption shall not have been surrendered, the dividends thereon shall cease to accrue after the redemption date, and all rights with respect to the shares so called for redemption shall forthwith after such redemption date cease and determine, except only the right of the holders to receive the redemption price without interest. If such notice of redemption of all or any part of the Preferred Stock shall have been mailed as aforesaid and the corporation shall thereafter deposit money for the payment of the redemption price pursuant thereto with any bank or trust company (referred to in this clause (c) as the "depository") in the Borough of Manhattan, City and State of New York, having a combined capital and surplus of not less than $5,000,000, selected by the Board of Directors for that purpose, to be applied to such redemption, then from and after the making of such deposit, such shares shall not be deemed to be outstanding for any purpose, and the rights of the holders thereof shall be
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     limited to the right to receive payment of the redemption price
     (without interest but including accrued dividends to the redemption date) from the depository upon endorsement, if required, and surrender of the certificates thereof, provided, however, that no then existing right of conversion, if any, with respect to such shares shall be impaired by such deposit until the redemption date. Any moneys so deposited which shall not be required for such redemption because of the exercise of any such right of conversion subsequent to the date of deposit shall be returned to the corporation forthwith. The corporation shall be entitled to receive, from time to time, from the depository the interest, if any, allowed on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. Any moneys so deposited and remaining unclaimed at the end of six (6) years from the redemption date shall, if thereafter requested by resolution of the Board of Directors, be repaid to the corporation, and in the event of such repayment to the corporation, such holders of record of the shares so called for redemption as shall not have made claim against such moneys prior to such repayment to the corporation shall be deemed to be unsecured creditors of the corporation for an amount equivalent to the amount deposited as above stated for the redemption of such shares and so repaid to the corporation, but shall in no event be entitled to any interest.

     Subject to the provisions hereof, the Board of Directors shall have authority to prescribe from time to time the manner in which Preferred Stock shall be redeemed.

     Nothing herein contained shall limit any legal right of the corporation to purchase any shares of the Preferred Stock; provided, however, that, except in accordance with an offer (which may vary with respect to shares of different series) made to all holders of Preferred Stock, the corporation shall not purchase or otherwise acquire for a consideration (or permit any subsidiary to purchase or otherwise acquire for a consideration) any shares of the Preferred Stock unless full dividends shall have been paid or declared and set apart for payment on the Preferred Stock for all past quarterly dividend periods.

     Shares of Preferred Stock of any particular series may also be subject to redemption through operation of any sinking fund created therefor, at the prices and upon the terms and provisions fixed for such sinking fund by the Board of Directors as herein authorized.

          (d) Upon any liquidation, dissolution or winding up of the corporation, the holders of Preferred Stock of each series shall be entitled, before any distribution shall be made to the holders of Common Stock or of any other class of stock junior to the Preferred Stock, to be paid the full preferential amount or amounts fixed by the Board of Directors for such series as herein authorized, but the holders of Preferred Stock shall not be entitled to any further payment. If, upon such liquidation, dissolution or winding up of the corporation, the net assets of the corporation shall be insufficient to permit the payment to the holders of all outstanding shares of Preferred Stock of all series of the full preferential amounts to which they are respectively entitled, then the entire net assets of the corporation shall be distributed ratably in respect of all outstanding shares of Preferred Stock in proportion to the full preferential amount to which each such share is entitled.

          (e) The holders of Preferred Stock shall, except as otherwise provided by law or by the provisions of this Section, have only such voting rights as shall be fixed and determined by the Board of Directors pursuant to clause (a) of this Section 2, provided, however, that if dividends on the Preferred Stock shall be in arrears in an amount equal to 150% of the annual dividends thereon, the holders of the Preferred Stock shall have the special right, voting as a class, to elect two additional directors to the Board of Directors. Whenever the special voting right of the holders of Preferred Stock shall have vested, such special right may be exercised at any annual meeting of shareholders held for the purpose of electing directors. The special


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     right of the holders of Preferred Stock, voting as a class, to elect two additional directors as provided herein, shall continue until such times as all dividends accumulated on the Preferred Stock shall have been paid in full, at which time the right of the holders of Preferred Stock to exercise such special voting right shall terminate, subject to revesting in the event of each and every subsequent arrearage in dividends as described above. The Board of Directors shall have the right to fix a record date for the determination of the holders of Preferred Stock entitled to notice of and vote at any annual meeting when, and during the period, that special voting rights shall have vested. Upon any termination of the special voting right of the holders of Preferred Stock provided herein, the term of the two additional directors elected by the holders of the Preferred Stock, voting as a class, shall terminate at the next succeeding annual meeting of shareholders held for the purpose of electing directors.

          (f) So long as any Preferred Stock remains outstanding, the corporation shall not, without the affirmative vote at a meeting (the notice of which shall state the general character of the matters to be submitted thereat), or the written consent with or without a meeting, of the holders of at least 66-2/3% of the then outstanding shares of Preferred
     Stock:

               i) authorize or create, or increase the authorized amount of, any additional class of stock ranking prior to the Preferred Stock; or authorize or create, or increase the authorized amount of, any class of stock or obligations convertible into or evidencing the right to purchase any class of stock ranking prior to the Preferred Stock; or

               ii) amend, alter or repeal any of the provisions of the Amended Articles of Incorporation, as the same may at any time be amended by the Board of Directors as authorized in clause (a) of this Section, or otherwise, or of the Code of Regulations of the corporation, so as adversely to affect the rights, preferences or powers of the holders of Preferred Stock; provided, however, that if any such amendment, alteration or repeal would adversely affect the rights, preferences or powers of outstanding shares of Preferred Stock of any particular series without correspondingly affecting the rights, preferences or powers of the outstanding shares of all series, then like vote or consent by the holders of at least 66-2/3% of the Preferred Stock of that particular series at the time outstanding shall also be necessary for effecting or validating any such amendment, alteration or repeal; or

               iii) merge or consolidate with or into any other corporation or corporations, unless the corporation resulting from such merger or consolidation will have after such merger or consolidation no class of stock either authorized or outstanding ranking prior to the Preferred Stock except the same number of shares of stock with the same rights, preferences and powers as the stock of the corporation authorized and outstanding immediately preceding such merger or consolidation, and unless each holder of Preferred Stock immediately preceding such merger or consolidation shall receive the same number of shares, with the same rights, preferences and powers, of such resulting corporation; provided, however, that no vote of the holders of outstanding shares of Preferred Stock shall be required for the merger or consolidation of the corporation on a basis which provides for the payment, or deposit with a bank or trust company (which shall meet the requirements specified for a "depository" in clause (c) of this Section) of funds sufficient for the payment (not later than the effective date of such merger or consolidation) to the holders of such outstanding Preferred Stock of an amount equal to the amount which would have been payable to the holders of such shares if there had been a liquidation, dissolution or winding up of the corporation as of said date.


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          (g) So long as any Preferred Stock remains outstanding, the corporation shall not, without the affirmative vote at a meeting
     (the notice of which shall state the general character of the matters to be submitted thereat), or the written consent with or without a meeting, of the holders of at least a majority of the then outstanding shares of Preferred Stock:

               i) increase the authorized amount of Preferred Stock; or authorize or create, or increase the authorized amount of, any additional class of stock ranking on a parity with the Preferred Stock; or authorize or create, or increase the authorized amount of, any class of stock or obligations convertible into or evidencing the right to purchase any class of stock ranking on a parity with the Preferred Stock; or

               ii) sell, lease or convey (which terms shall not be deemed to include mortgage) all or substantially all, of its property or business; or voluntarily liquidate, dissolve or wind up its business; provided, however, that no vote of the holders of outstanding shares of Preferred Stock shall be required for the sale, lease or conveyance of all, or substantially all, of the property or business of the corporation on a basis which provides for the payment, or deposit with a bank or trust company (which shall meet the requirements specified for a "depository" in clause (c) of this Section) of funds sufficient for the payment (not later than the effective date of such sale, lease or conveyance) to the holders of such outstanding Preferred Stock of an amount equal to the amount which would have been payable to the holders of such shares if there had been a liquidation, dissolution or winding up of the corporation as of said date.

          (h) All shares of Preferred Stock redeemed at the option of the corporation or pursuant to any sinking fund, or purchased and surrendered to any sinking fund, or converted into Common Stock or other securities, shall be permanently retired in the manner provided by law and shall not be reissued.

          (i) The holders of Preferred Stock shall have no preemptive rights, and no holders of Preferred Stock shall be entitled as a matter of right to subscribe for or purchase shares of any class now or hereafter authorized, or to subscribe for or purchase securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of any class, except such rights of subscription or purchase, if any, at such price or prices and upon such terms and conditions as the Board of Directors in its discretion may from time to time determine.

          (j) Subject to limitations imposed in these Amended Articles of Incorporation, the corporation may purchase, redeem and sell shares of its Preferred Stock from time to time to such extent, in such manner, and upon such terms as its Board of Directors may determine; provided, however, that the corporation shall not use any of its funds for any such purchase or redemption when there is reasonable ground to believe that the corporation is or by such purchase or redemption would be rendered insolvent.

          (k) The term "accrued dividends" or "dividends accrued", wherever used with reference to the Preferred Stock or any series thereof, in the Amended Articles of Incorporation, shall be deemed to mean an amount which shall be equal to dividends thereon at the rate per annum fixed by the Board of Directors as hereinbefore authorized for the particular series, computed from the date on which such dividends began to accrue on such shares to the date to which dividends are stated to accrue, less the aggregate amount of dividends theretofore paid thereon.

          (l) Any reference in the Amended Articles of Incorporation to a class of stock ranking prior to or on a parity with the Preferred Stock shall be deemed to refer to such classes of stock, respectively, ranking prior to or on a parity with the Preferred Stock in respect of dividends or distribution of assets on liquidation.


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SECTION 3.  ADDITIONAL TERMS AND PROVISIONS OF SERIES C PREFERRED STOCK.

In addition to the express terms set forth in Section 2 of this Article Fourth which are applicable to all series of Preferred Stock, additional express terms of the Series C Preferred Stock are as follows:

          (a) The designation of such series shall be Series C Cumulative Preferred Stock ("Series C Preferred Stock") and such series shall consist of 200,000 shares. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series C Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the corporation convertible into Series C Preferred Stock.

          (b) The holders of shares of Series C Preferred Stock shall be entitled to receive, as and when declared by the Board of Directors, out of funds legally available for the payment thereof, quarterly dividends payable in cash on the 1st day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) Ten Dollars ($10.00) or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (c) The corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (b) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of Ten Dollars ($10.00) per share on the Series C Preferred Stock shall nevertheless be accrued and payable on such subsequent Quarterly Dividend Payment Date.

          (d) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which


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     events such dividends shall begin to accrue and be cumulative from such
     Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

          (e) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 3(b) of this Article Fourth are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the corporation shall not:

               (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock;

               (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except dividends paid ratably on the Series C Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock, provided that the corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred Stock; or

               (iv) redeem or purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (f) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, unless the corporation could, under Section 3(e) of this Article Fourth purchase or otherwise acquire such shares at such time and in such manner.

          (g) Any shares of Series C Preferred Stock purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. Except as contemplated herein in this Article Fourth, all such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein or as otherwise required by law.

          (h) Upon any liquidation, dissolution or winding up of the corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to


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

     dividends or upon liquidation, dissolution or winding up) to the Series
     C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received One Hundred Dollars ($100.00) per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (i) In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (j) The shares of Series C Preferred Stock shall not be redeemable.

          (k) The Series C Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, pari passu to all series of any other class of the corporation's Preferred Stock.

SECTION 4.  TERMS AND PROVISIONS OF COMMON STOCK.

     (a) The rights and preferences of the Common Stock shall be subject in all respects to the rights and preferences of the Preferred Stock, in the manner and to the extent provided in Sections 2 and 3 of this Article Fourth.

     (b) The Common Stock shall rank junior to the Preferred Stock with respect to the payment of dividends. When and as declared by the Board of Directors out of the funds of the

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
corporation legally available therefor, after there shall have been paid or declared or set apart for payment full dividends on all the Preferred Stock and subject to the restrictions or limitations contained in the express terms and provisions of the Preferred Stock with respect to the payment of dividends, the holders of Common Stock shall be entitled to receive dividends.

     (c) Each holder of record of Common Stock shall be entitled to one vote for each share standing in his or her name on the books of the corporation. The Board of Directors shall have the right to fix a record date of the determination of the holders of Common Stock entitled to notice of and to vote at any meeting.

     (d) The Common Stock shall rank junior to the Preferred Stock with respect to payment upon the dissolution, liquidation or sale of assets of the corporation. Upon the dissolution, liquidation or winding up of the corporation, after there shall be paid or set apart for holders of Preferred Stock the full preferential amounts to which they are entitled, the holders of Common Stock shall be entitled to receive pro rata all of the remaining assets of the corporation available for distribution to its shareholders.

     (e) The holders of Common Stock shall have no preemptive rights, and no holder of Common Stock shall be entitled as a matter of right to subscribe for or purchase shares of a class now or hereafter authorized, or to subscribe for or purchase any securities convertible into or exchangeable for shares of any class or to which shall be attached or appertain any warrants or rights entitling the holder thereof to subscribe for or purchase shares of any class.

     (f) The corporation may purchase, hold, sell, and reissue any of its shares of Common Stock and to the extent that the authority to do the same may be granted under these Amended Articles, the Board of Directors shall have the power to do all said acts, without any action by shareholders.

FIFTH: SECTION 1. The affirmative vote or consent of the holders of eighty percent (80%) of all shares of stock of the corporation entitled to vote in the general elections of directors, considered for the purposes of this Article Fifth as one class, shall be required for the adoption or authorization of a business combination, as hereinafter defined, with any other entity, as hereinafter defined, if, as of the record date for the determination of holders of shares entitled to notice thereof and to vote thereon or consent thereto, such other entity is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the outstanding shares of stock of the corporation entitled to vote in the general elections of directors, considered for the purposes of this Article Fifth as one class. The voting requirement specified above shall not be applicable if the definitive agreement or other arrangements to effectuate the business combination with the other entity that is a party thereto is approved by a majority of the directors of the corporation at a time when such other entity does not beneficially own, directly or indirectly, such a ten percent (10%) voting interest. In addition, the voting requirements specified above shall not be applicable if all of the following conditions are satisfied:

          (a) The cash, or fair market value of other consideration, to be received per share by holders of Common Stock of the corporation in such business combination bears the same or a greater percentage relationship to the market price of the corporation's Common Stock immediately prior to the announcement of such business combination as the highest per share price (including brokerage commissions and soliciting dealers' fees) which such other entity has theretofore paid for any of the shares of the corporation's Common Stock already owned by it bears to the market price of the Common Stock of the corporation immediately prior to the commencement of acquisition of the corporation's Common Stock by such other entity; and

          (b) The cash, or fair market value of other consideration, to be received per share by holders of the Common Stock of the corporation in such business combination (i) is not less than the highest per share price (including brokerage commissions and soliciting dealers' fees) paid by such other entity in acquiring any of its holdings of the corporation's Common Stock, and (ii) is not less than the earnings per share of Common Stock of the corporation for the four full consecutive

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
     fiscal quarters immediately preceding the record date for solicitation of votes on such business combination, multiplied by the then price/earnings multiple (if any) of such other entity as customarily computed and reported in the financial community; and

          (c) After such other entity has acquired ten percent (10%) of the shares of stock of the corporation entitled to vote in the general election of directors and prior to the consummation of such business combination:
     (i) such other entity shall not have acquired any newly issued shares of stock, directly or indirectly, from the corporation (except upon conversion of convertible securities acquired by it prior to obtaining ten percent (10%) of the shares of the corporation entitled to vote in the general election of directors or as a result of a pro rata stock dividend or stock split); and (ii) such other entity shall not have acquired any additional shares of the corporation's outstanding Common Stock or securities convertible into Common Stock except as a part of the transaction which results in such other entity acquiring its ten percent (10%) or greater interest; and

          (d) Such other entity shall not have (i) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation, or (ii) made any major change in the corporation's business or equity capital structure prior to the consummation of such business combination.

     The provisions of this Article Fifth shall also apply to a business combination with any other entity which at any time has been the beneficial owner, directly or indirectly, of more than ten percent (10%) of the outstanding shares of stock of the corporation entitled to vote in the general elections of directors considered for the purposes of this Article Fifth as one class, notwithstanding the fact that such other entity has reduced its shareholdings below ten percent (10%) if at the time the definitive agreement was entered into it was the direct or indirect beneficial owner of such a ten percent (10%) interest or if, as of the record date for the determination of shareholders entitled to notice of and to vote on or consent to the business combination, such other entity is an "affiliate" of the corporation, as hereinafter defined.


SECTION 2. As used in this Article Fifth, (a) the term "other entity" shall include any corporation, person or other entity and any other entity with which it or its "affiliate" or "associate", as defined below, has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of shares of stock of the corporation, or which is its "affiliate" or "associate" as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934; (b) an other entity shall be deemed to be the "beneficial owner" of any shares of stock of the corporation which the other entity, as defined above, has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise in addition to shares otherwise beneficially owned; (c) the term "outstanding shares of any class of stock of the corporation" shall include shares deemed owned through application of clause
(b) above but shall not include any other shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; (d) the term "business combination" shall include any merger or consolidation of the corporation with or into any other corporation, or the sale or lease of all or substantially all of the assets of the corporation to, or any sale or lease to the corporation or any subsidiary thereof in exchange for securities of the corporation of any assets (except assets having an aggregate fair market value of less than $5,000,000) of any other entity, or any reclassification or recapitalization of the outstanding shares of any class of stock of the corporation if at the time there is any other entity which has acquired ten percent (10%) of the stock of the corporation entitled to vote in the election of directors and the effect of such transaction is to increase the relative voting power of such other entity; and (e) for the purposes of subparagraphs (a) and (b) of Section 1 of this Article Fifth the term "other consideration to be received" shall mean, in the event of a business combination with such


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
other entity in which the corporation is the surviving corporation, Common Stock of the corporation retained by its existing public shareholders.


SECTION 3. A majority of the directors shall have the power and duty, consistent with their fiduciary obligations, to determine for the purposes of this Article Fifth on the basis of information known to them whether (a) such other entity beneficially owns more than ten percent (10%) of the outstanding shares of stock of the corporation entitled to vote in the general elections of directors, (b) an other entity is an "affiliate" or "associate" of another, (c) an other entity has an agreement, arrangement or understanding with another, or
(d) the assets being acquired by the corporation, or any subsidiary thereof, have an aggregate fair market value of less than $5,000,000.


SECTION 4. No amendment to the Amended Articles of Incorporation of the corporation shall amend, alter, change or repeal any of the provisions of this Article Fifth, unless the amendment affecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of the holders of eighty percent (80%) of all shares of stock of the corporation entitled to vote in the general elections of directors, considered for the purposes of this Article Fifth as one class. Notwithstanding the foregoing, this Section 4 shall not apply to, and such requirements of vote or consent shall not be required for, any amendment, alteration, change or repeal recommended to the shareholders by the Board of Directors of the corporation if, as of the record date for the determination of shareholders entitled to notice thereof and to vote thereon or consent thereto, no other entity is the beneficial owner, directly or indirectly, of more than ten percent (10%) of the outstanding shares of the stock of the corporation entitled to vote in the general elections of directors, considered for the purpose of this provision as one class.

SIXTH: These Amended Articles of Incorporation supersede and take the place of the existing Amended Articles of Incorporation dated February 15,
1993, as amended.
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